Exhibit 10.16

AUDIOCODES LTD.

1999 KEY EMPLOYEE OPTION PLAN (F) REVISED ACCORDING TO AMENDMENT NUMBER 132 OF THE INCOME TAX ORDINANCE

AudioCodes Ltd., an Israeli company (the “Company”), adopted this AudioCodes Ltd. 1999 Key Employee Option Plan (F) (the “Plan”) for key employees and officers (including employee and non-employee directors) in accordance with the following terms and conditions.

1.

DESIGNATION AND PURPOSE OF THIS PLAN

1.1

Designation - This Plan is hereby designated as the AudioCodes Ltd. 1999 Key Employee Option Plan (F) revised according to amendment number 132 of the Income Tax Ordinance.

1.2

Purpose - The purpose of this Plan is to advance the growth and development of the Company by affording an opportunity to Eligible Participants to purchase Ordinary Shares of the Company through the exercise of Options granted to them.  Competition and technical development in the Company’s line of business make it necessary for the Company to attract and retain persons of competence for the Company to encourage the highest level of performance if the Company is to maintain and improve its position in its particular line of business and if it is to continue to serve the best interests of its Shareholders and customers.  The acquisition of such Ordinary Shares by such Participants who are primarily responsible for the Company’s success, provides a continuing incentive for them to promote the best interests of the Company~~,~~ and, by giving such Participants a proprietary interest in the Company, induces them to continue in the employ and to work for the long-term benefit of the Company.  All Options and Ordinary Shares and other assets held under this Plan will be administered, distributed~~,~~ and otherwise governed by the provisions of this Plan, the related Trust Agreement and the Company’s agreement with the Participant.  This Plan is made pursuant to the provisions of Section 102 of the Israeli Income Tax Ordinance, and the rules and regulations promulgated thereunder, from time to time.

2.

DEFINITIONS

The following definitions shall be applicable to the terms used in this Plan:

2.1

“Board” or “Board of Directors” means the board of directors of the Company.

2.1A

“Capital Gain Method” means choosing the alternative of capital gain method under Section 102.

2.2

“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:   (a) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such shareholders to accept; or (b) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

2.3

“Committee” means the Committee appointed by the Board of Directors of the Company to administer this Plan pursuant to Section 4 below, if such a committee shall be appointed, or the Board of Directors.

2.4

“Company Transaction” means either of the following stockholder-approved transactions to which the Company is a party:   (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company’s.

2.5

Directors’ Option Grant Program” means the program specified in Part 8 of this Plan, with respect to non-employee directors of the Company.

1.1

“Discretionary Option Grant Program” means the elements of this Plan other than those specified in Part 8 of this Plan.

1.2

“Eligible Participant” means any employee as such term is defined in Section 102. Without derogating from the foregoing Eligible Participant shall include any employee or officer (including a director) of the Company or any Subsidiary except for such persons that are deemed as ‘Ba’al Shlita’ under Section 32 to the Income Tax Ordinance, all as further defined .

2.7A

“Income Tax Ordinance” means the Income Tax Ordinance [New Version] as amended from time to time.

2.7B

“Labor Income Method” means choosing the alternative of labor income method under Section 102.

2.8

“Options” means options class F that upon exercise shall be converted to Ordinary Shares on a one to one basis (provided that the ratio of conversion of the Options shall be adjusted to any share split, reverse share split, or other similar transaction or recapitalization of the Company), upon payment of the exercise payment.   Any Option that shall not be exercised by the end of the Option Period, shall become void and shall not entitle its holder to any rights and/or benefits whatsoever.

2.9

“Ordinary Shares” means the Ordinary Shares of NIS 0.01 par value, existing in the capital of the Company, or immediately upon conversion of the Ordinary Shares prior to an initial public offering of the Company’s shares, the Ordinary Shares of the Company (the rights of which shall be as specified in the Company’s Articles of Association at such time).   The rights of the Ordinary shares are set in the Articles of Association of the Company.

2.10

“Participant” means any Eligible Participant who is granted an Option that shall allow him to purchase Ordinary Shares.

2.11

“Participant Agreement” means the Option Agreement entered into between the individual Participant and the Company regarding the grant of the Option and its terms in conjunction with this Plan.

2.11A

“Section 102” means Section 102 to the Income Tax Ordinance as amended from time to time, and any rules regulations or instructions promulgated or enacted under Section 102.

2.12

“Shareholder(s)” means a holder of Ordinary Shares of the Company (as defined in the Company’s Articles of Association).

2.13

“Subsidiary” - means any subsidiary that shall exist from time to time and at the time of adoption of this Plan, including, without limitation, AudioCodes Inc., a corporation incorporated under the laws of the State of Delaware.

2.13A

“Release Term” means, in the case of Capital Gains Method, a period ending twenty four (24) months after the end of the year in which certain Options were granted to the Trustee for the benefit of the Participant. In the case of Labor Income Method ‘Release Term’ shall mean a period ending twelve (12) months after the end of the year in which certain Options were granted to the Trustee for the benefit of the Participant.

2.13B

“Tax Method” means either Capital Gains Method or Labor Income Method.

2.14

“Trust” means the Trust, maintained under the Trust Agreement entered into between the Company and the Trustee(s) for administration of this Plan.

2.15

“Trust Agreement” means the agreement between the Company and the Trustee(s) as may be in effect from time to time specifying the duties and authority of the Trustee.

2.16

“Trust Assets” means the Options and the Shares (and other assets) held in Trust for the benefit of the Participants pursuant to this Plan and the Trust Agreement.

2.17

“Trustee” means the Trustee (and any successor Trustee) appointed by the Board of Directors of the Company to hold the Trust Assets.

Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine or neuter.

3.

SHARES   SUBJECT TO THIS PLAN

3.1

Total Number of shares - The total number of Ordinary Shares which may be issued by the Company under this Plan is 25,0001, inclusive of the number of shares to be granted pursuant to the Directors’ Option Grant Program set forth at Part 8 herein, provided that on each July 1st, the combined number of Ordinary Shares available for grant under this Plan and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan – U.S. Employees (F) will be equal to 5% of the Company’s then outstanding share capital..  Such number may be increased or decreased only by a resolution adopted by the Board or as is necessary to reflect the effect of any share split, reverse share split, or other similar transaction or recapitalization of the Company.

3.2

Unexercised Options  - Should any of the Options expire or terminate for any reason without having been exercised in full, it shall be deemed void and shall not confer any rights whatsoever.

4.

ADMINISTRATION OF THE DISCRETIONARY OPTION GRANT PROGRAM

4.1

Appointment of Committee - The Committee shall be appointed by the Board of Directors.     If not so comprised, then the entire Board of Directors shall act as the Committee.

4.2

Committee Meetings - The Committee shall hold its meetings at such times and places as are specified by a majority of the Committee members.   A majority of the Committee shall constitute a quorum.  All actions of the Committee shall be taken by a majority of a quorum present at a meeting duly called; provided, however, any action taken by a written consent signed by all Committee members shall be as effective as any action taken by the Committee at a meeting duly called and held.

4.3

Committee Powers

4.3.1

Subject to the terms and provisions of this Plan and any applicable law and to such guidelines, if any, as shall be issued by the Board of Directors, the Committee, in its sole discretion, shall have full power and authority to (i) designate the Participants to whom Options shall be granted; (ii) determine the number of Shares to be covered by each such grant; (iii) determine the vesting schedule of the Options which shall be in accordance with the Participant Agreement executed between the Participant and the Company, unless the Committee determines otherwise; (iv) determine the exercise price of the Shares; (v) determine the terms of payment for the Shares upon exercise of the Option; and (vi) determine such other provisions and requirements as are appropriate, in the opinion of the Committee, to carry out the purpose of this Plan. Including the Tax Method.

4.3.2

The Committee shall have the rights, powers and authority necessary or appropriate to administer this Plan in accordance with its terms including, without limitation, the power to make binding interpretations of this Plan and to resolve conclusively all questions (whether express or implied) arising thereunder.  The Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate.  No Committee   member shall be liable to the Company or to any Participant for any action or determination taken or made in good faith as a Committee member on behalf of this Plan.

4.3.3

The Committee shall have the right to permit a Participant to exercise Option Awards which would not be otherwise exercisable pursuant to the provisions of this Plan.

5.

SELECTION OF PARTICIPANTS UNDER THE DISCRETIONARY OPTION GRANT PROGRAM

In determining which Eligible Participants shall be granted Options, as well as the terms thereof, the Committee shall evaluate, among other things; (i) the duties and responsibilities of Eligible Participants; (ii) their past and prospective contributions to the success of the Company or its Subsidiaries; (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company or its Subsidiaries;   and (iv) such other factors as the Committee deems relevant.

6.

GRANT AND EXERCISE OF OPTIONS UNDER THE DISCRETIONARY OPTION GRANT PROGRAM

6.1

Option Period - Subject to the terms and conditions of this Plan as shall be in effect from time to time, unless otherwise determined by Committee at the time of grant, each Option granted under this Plan, subject to continued employment or other service with the Company or its Subsidiaries, shall be exercisable from the first anniversary through the seventh anniversary from the date of such grant (the “Option Period”).   Options not so exercised shall terminate upon the expiration of the Option Period.

6.2

Participant Agreement - Each Option granted to a Participant under this Plan shall be evidenced by a Participant Agreement, to be entered into by and between the Company and such Participant, in the form as may be from time to time approved by the Committee, which shall incorporate the provisions of this Plan and the Trust Agreement by reference.  In the event of any conflict between the terms and conditions of a Participant Agreement and the terms hereof, the terms of this Plan shall control.

6.3

Manner of Exercise  - An Option shall be exercisable, in whole or in part, during the Option Period, by delivery to the Company of a duly executed copy of the relevant notice of exercise in the prescribed form, specifying the number of Shares as to which such Option is being exercised, accompanied by full payment of the option exercise price thereof (the “Option Exercise Price”) plus any applicable taxes of U.S. Dollar   in NIS, according to the representative rate of the U.S. Dollar known at the date of the exercise of the Option or in U.S. Dollars when exercised by an employee, director or consultant of any Subsidiary of the Company located outside of Israel.

6.4

Termination of Employment - An Option may not be exercised unless the Participant is then in the employ of the Company and unless the Participant has remained continuously so employed since the date of grant of the Option. Subject to Section 6.5 below and unless the Committee determines otherwise, if a Participant should for any reason cease to be employed by the Company or its Subsidiaries, all of the Options of such Participant that are exercisable at the time of such termination shall be exercised in accordance with their terms, provided the Option Exercise Price shall be paid in full.   In the event that part of the Options that are exercisable, shall not be exercised during a period of ninety (90) days after the Participant left the employment of the Company or its Subsidiaries, the Options shall be void and shall not entitle the Participant to any rights.   In the event of resignation or discharge of a Participant from the employ of the Company or its Subsidiaries, his employment shall, for the purpose of this Section 6.4, be deemed to have ceased upon the actual date of termination of the employer-employee relationship with that Participant.   The Committee, in its sole discretion, may declare whether an authorized leave of absence for a particular Participant shall constitute a termination for the purposes of this Plan.

6.5

Death, Disability or Retirement - If a Participant shall die while in the employ of the Company or its Subsidiaries, or if the Participant’s employment shall terminate by reason of disability or retirement, then, at any time thereafter during the Option Period, all Options theretofore granted to such Participant and exercisable within said Option Period may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Participant, in any case subject to the terms and conditions of this Plan.

7.

OPTION EXERCISE PRICE UNDER THE DISCRETIONARY OPTION GRANT PROGRAM

Unless the Committee determines otherwise, the Option Exercise Price for each Participant’s Ordinary Shares shall not be less than 100% of the fair market value of the shares.

8.

DIRECTORS’ OPTION GRANT PROGRAM

8.1

Grant Dates – Option grants shall be made as follows: Each director who is not an employee of the Company (“Eligible Director”), who is first elected or appointed as a non-employee Board member, shall be granted, on the date of such initial election or appointment, an Option to purchase up to 25,0002 Ordinary Shares of the Company.

8.2

Exercise Price – The exercise price per share shall be equal to 100% of the fair market value per Ordinary Share on the Option grant date.   The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

8.3

Option Term -  Each Option shall have a term of seven (7) years measured from the Option grant date.

8.4

Exercise and Vesting of Options -  Each Option shall become exercisable for the Ordinary Shares in a series of five (5) annual installments commencing with the first such installment to become exercisable upon the Optionee’s completion of one (1) year of Board service measured from the Option grant date.

8.5

Effect of Termination of Board Service - The following provisions shall govern the exercise of any Options held by the Optionee at the time the Optionee ceases to serve as a Board member:

8.5.1

The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12) month period following the date of such cessation of Board service in which to exercise each such Option.

8.5.2

During the twelve (12) month exercise period, the Option may not be exercised in the aggregate for more than the number of Ordinary Shares for which the Option is exercisable at the time of the Optionee’s cessation of Board service.

8.5.3

In no event shall the Option remain exercisable after the expiration of the Option term.  Upon the expiration of the twelve (12) month exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any Ordinary Shares for which the Option has not been exercised.  However, the Option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

8.6

Company Transaction/Change in Control

8.6.1

Immediately following the consummation of a Company Transaction, each Option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor company (or parent thereof).

8.6.2

In connection with any Change in Control, each Option grant shall remain exercisable for the Ordinary Shares until the expiration or sooner termination of the Option term or the surrender of the Option in connection with a Change in Control.

8.6.3

The grant of Options under the Directors’ Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8.7

Remaining Terms - The remaining terms of each Option granted under the Directors’ Option Grant Program shall be the same as the terms in effect for Option grants made under the Discretionary Option Grant Program.

9.

OPTIONS UNDER SECTION 102; GRANT OF OPTIONS AND ISSUANCE OF ORDINARY SHARES IN TRUST: DIVIDEND AND VOTING RIGHTS

9.1

Options under Section 102

9.1.1

This Plan is intended to comply with the provisions of Section 102 to enable the Company to issue Options to Eligible Participants under the Tax Method elected by it.

The Company selects the Capital Gain Method (‘Maslul Revach Hon’). This selection may be changed in the future, by Board resolution, provided, however, that  the change in selection is possible according to the provisions of Section 102.

Terms of the Plan:

Notwithstanding anything to the contrary in the Plan:

(1)

The Plan shall have one, sole, Trustee.

(2)

Unless the provisions of Section 102 allow, the Plan shall be subject to one of the alternative tax methods.

(3)

No Shares received subsequent of exercise of Options shall be either transferred from the Trustee to a certain Participant or sold by the Trustee unless the Release Period (which is 24 months under the Capital Gains Method) expired.

(4)

All rights or benefits that are received subsequently to the allocation or exercising the Options or the Shares underlying such Options (including and not limited to bonus shares and dividends) shall be deposited with the Trustee until the end of the Release Term, and all such rights and benefits shall be subject to the Tax Method selected by the Company, which is Capital Gains Tax.

(5)

After the Release Period expires, a Participant shall be entitled to instruct the Trustee to transfer the Shares held for such Participant’s benefit to such Participant, provided, however, that the Trustee confirms that all applicable tax under Section 102 was actually paid and the Trustee holds a confirmation to that effect from Income Tax Authorities.

(6)

The Company shall not issue Options to a Participant unless such Participant confirmed in writing that he or she are aware to the provisions of Section 102 and the applicable Tax Method, and such Participant’s agreement in writing to the terms of the Trust Agreement, and that he/she shall not exercise shares (as such term is defined in Section 102) before the Release Term.

9.1A

Grant of Options and Issuance of Ordinary Shares in Trust

9.1A.1

Anything herein to the contrary notwithstanding, each Option and Share with respect to which an Option has been exercised by a Participant shall be issued by the Company to the Trustee to be held in the Trust for the benefit of such Participant.   All certificates representing Options or Ordinary Shares issued to the Trustee under this Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Options or Ordinary Shares are released from the Trust as herein provided.

9.1A.2

Anything herein to the contrary notwithstanding, no Options or Ordinary Shares shall be released from the Trust until the Release Term has been fulfilled. Upon the sale by a Participant of any Options or Ordinary Shares held in Trust, the Company shall (or shall cause the Trustee to) withhold from the proceeds of such sale all applicable taxes, shall remit the amount withheld to the appropriate Israeli tax authorities, shall pay the balance thereof directly to such Participant and shall report to such Participant the amount so withheld and paid to said tax authorities.

9.2

Dividend and Voting Rights - All Ordinary Shares issued upon the exercise of Options granted under this Plan shall entitle the Participant thereof to receive dividends with respect thereto.  For so long as Ordinary Shares issued to the Trustee on behalf of a Participant are held in the Trust, the cash dividends paid with respect thereto shall be remitted to the Participant, and the Trustee shall vote, whether in person or by proxy, all such Ordinary Shares in accordance with the instructions of the majority of the Ordinary Shares represented by the Founders and DSP Group Inc.- namely Shabtai Adlersberg, Leon Bialik and DSP Group Inc. and the Investors (as such term is defined in a certain Share Purchase Agreement dated June 22nd 1997)(For as long as they are shareholders of the Company).

10.

TRUST ASSETS

10.1

Investment of Trust Assets - Any cash Trust Assets as may be received by Trustee will be invested by the Trustee in accordance with directions from the Committee pending disposition thereof.

10.2

Allocations to Participants’ Accounts - The Trustee shall maintain records to reflect the Options and Ordinary Shares held for the benefit of each Participant.

11.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

Upon the occurrence of any of the following described events, a Participant’s Options and Ordinary Shares under this Plan shall be adjusted as hereinafter provided:

11.1

Changes in Capitalization - Subject to any required action by the Shareholders of the Company’ the number of Ordinary Shares covered by each outstanding Option and the number of Ordinary Shares which have been authorized for issuance under this Plan or have been issued or which have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.

11.2

Dissolution or Liquidation - In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, the unexercised Option will terminate immediately prior to the consummation of such proposed action.  The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his Option as to all or any part of the Ordinary Shares, including Ordinary Shares as to which the Option would not otherwise be exercisable.

11.3

Merger or Asset Sale with respect to Options Granted under the Discretionary Option Grant Program – In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Option granted under the Discretionary Option Grant Program, shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent of the successor corporation.  In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Committee shall in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option as to all of the Ordinary Shares, including Ordinary Shares as to which it   would not otherwise be exercisable.  If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Option shall be fully exercisable for a period of twenty-one (21) days from the date of such notice, and the Option will terminate upon the expiration of such period.  For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase for each Ordinary Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether shares, options, cash, or other securities or property) received in the merger or sale of assets by holders of Ordinary Shares of the Company for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets were not solely shares   of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Ordinary Share, to be solely shares of the successor corporation or its parent equal in fair value to the per share consideration received by holders of Ordinary Shares in the merger or sale of assets.

11.4

Dividends (Bonus Shares) - In the event that the Company shall issue any of its securities as share dividends upon or with respect to any Ordinary Shares which shall at the time be subject to a right of purchase by a Participant hereunder, each Participant upon exercising such right shall be entitled to receive (for the purchase price payable upon such exercise), the Ordinary Shares as to which he is exercising his said right and, in addition thereto (and at no additional cost), such number of Ordinary Shares of the class or classes in which such share dividend (bonus Ordinary Shares) were declared, and such amount of cash in lieu of fractional Ordinary Shares, as is equal to the amount of Ordinary Shares and the amount of cash in lieu of fractional Ordinary Shares which he would have received had he been the holder of the Ordinary Shares as to which he is exercising his said right at all times between the date of the granting of such right and the date of its exercise.

11.5

Upon the occurrence of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to this Plan (as set forth in paragraph 3 hereof), in respect of which Options have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

11.6

Such adjustments as mentioned in this paragraph 11 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

12.

RESTRICTION ON TRANSFER

12.1

Apart from the inherent power of the Shareholders of the Company to alter or modify the rights of the classes of the Company’s shares, the Committee may impose on any Participant such additional restrictions on the transfer of Ordinary Shares as the Committee may determine at the time that   Options are granted to the Participant or as may be agreed to by the Committee and the Participant following purchase of said Ordinary Shares upon exercise of such Options under this Plan or upon termination of the Participant’s employment with the Company or its Subsidiaries.   Such additional rights and restrictions shall be included in the Participation Agreement entered   into between the Company and the Participant, or, upon agreement of the Participants, or in this Plan.   In any event, the Options are personal in nature and are not transferable.   All Ordinary Shares transferred by any Participant shall be subject to any right of first refusal detailed in the Articles of Association of the Company, subject to section 6.6 above.

12.2

The Participant shall not dispose of any Ordinary Shares in transactions which, in the opinion of counsel to the Company, violate the U.S. Securities Act of 1933, as amended (the “1933 Act”) or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws, including the securities laws of the State of Israel.

12.3

If any Ordinary Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Ordinary Shares shall be made by any Participant (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

12.4

The Company shall have the authority to endorse upon the certificate or certificates representing the Ordinary Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it many deem appropriate.

13.

AMENDMENT OR TERMINATION OF THIS PLAN

The Board of Directors may amend or terminate this Plan or the Trust Agreement at any time provided, however, that any such amendment or termination shall not adversely affect the rights of a Participant without his or her written consent.

14.

ADMINISTRATIVE EXPENSES

One percent (1%) of the proceeds of the sale by Participant of his Ordinary Shares, with a minimum agreed fee of U.S. $400, shall be withheld by (or paid over to) the Company to cover administrative, legal and other professional fees in connection with administration of this Plan.

15.

TAX MATTERS

All tax consequences under any applicable law which may arise from the grant of an Option, from the exercise thereof, from the sale or disposition of Ordinary Shares by the Participant or from any other act of the Participant in connection with any of the foregoing shall be borne solely by the Participant, and the Participant shall indemnify the Company~~,~~ and its Subsidiaries and the Trustee, and hold each of them harmless, against and from any liability for any such tax or any penalty, interest thereon or thereof.

16.

TERM  OF THIS PLAN AND TRUST AGREEMENT

the Company may issue Options under this amended Plan from January 1st 2003 until December 31, 2008. Thereafter all Options that have not been allocated shall expire. The Plan shall terminate when all Options have expired or exercised, and the duties of the Trustee shall end after he ceases to hold Shares and/or Options, according to the Plan and has filed all reports required. The amendments herein shall not amend and/or modify the terms of any options allotted until December 31st 2002.

17.

GOVERNING LAW AND JURISIDICTION

This plan shall be governed, construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws.  The competent courts of Tel Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this Plan.

18.

GOVERNMENT REGULATION

This Plan and the granting and exercise of the Options and the obligations of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws and regulations, whether of the state of Israel or the United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the shares under the 1933 Act and to such approval by any governmental agencies or national securities exchanges, as may be required.

Footnotes

1 As of 1July 2002 the number of shares is 6,467,440. The number increases on an annual basis pursuant to a resolution of the shareholders of the Company on May 6, 1999 so that the number of shares under this Plan and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan - U.S. Employees (F) will be equal to 5% of the Company's then outstanding share capital. In addition, the number of shares was increased as a result of a two-for-one stock split made on September 11, 2000.

2 Pursuant to a two-for-one stock split made on September 11, 2000 the number is 50,000.